EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-63402) of Trenwick America Corporation, of our report dated March 31, 2003 except for Note 7 to the financial statements as to which the date is April 9, 2003 relating to the consolidated financial statements of Trenwick America Corporation, which appears in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

New York, New York
April 9, 2003